UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 23, 2010

InSite Vision Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22332	94-3015807
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

965 Atlantic Ave.

Alameda, California 94501

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(510) 865-8800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2010, the Board of Directors of the Registrant (the “Board”) appointed Tim Ruane, age 47, as the Registrant’s Chief Executive Officer, and a member of the Board, effective December 1, 2010. In connection therewith, Louis Drapeau, the Registrant’s interim Chief Executive Officer, Vice President and Chief Financial Officer stepped down from his position as interim Chief Executive Officer of the Registrant effective November 30, 2010. Mr. Drapeau will retain his position as Vice President and Chief Financial Officer of the Registrant, a position he has held since October 1, 2007.

Prior to joining the Registrant, Mr. Ruane served as President and Chief Executive Officer, and as a director, of Tekmira Pharmaceuticals Corporation (“Tekmira”), a biopharmaceutical company headquartered in Burnaby, British Columbia, Canada, from June 2005 to June 2008. Mr. Ruane has been semi-retired since June 2008, and focused on a wide variety of volunteer opportunities. Prior to serving as President and Chief Executive Officer of Tekmira, he served as its Senior Vice President, Corporate Development, from December 2004 to June 2005. Immediately prior to joining Tekmira, Mr. Ruane served as Senior Vice-President, Business Management, of Ilex Oncology from 2002 to 2004 and as Director, Oncology North America and Latin America, of Pharmacia Corporation’s Pharmacia Oncology Division from 2000 to 2002. Mr. Ruane received his Executive MBA from the University of Washington and his Bachelor of Science from Wake Forest University.

Pursuant to the terms of his offer letter with the Registrant effective December 1, 2010, Mr. Ruane will be entitled to the following: (1) annual base compensation in the gross amount of $350,000; (2) a lump-sum up-front gross relocation payment equal to $67,500, less tax withholdings and/or applicable deductions, payable within 10 days of his hire date; (3) reimbursement of certain eligible relocation expenses incurred in calendar year 2011 in excess of the foregoing up-front relocation payment up to an aggregate total of $150,000 (less tax withholdings and/or applicable deductions), which amount is in addition to the up-front relocation payment described in (2) above; (4) a lump-sum payment in 2011 equal to the estimated taxes that Mr. Ruane will incur with respect to payments described in clause (3) (less tax withholdings and/or applicable deductions), provided, however, that the aggregate gross amount that he may receive pursuant to clause (3) and this clause (4) is $182,500; (5) starting in 2011, a discretionary annual bonus to be determined by the Compensation Committee of the Board (the “Compensation Committee”) of up to $262,500 upon achievement of to be agreed upon bonus goals; and (6) the grant of an option (“Option”) to purchase 2,844,374 shares of the Registrant’s common stock under the Registrant’s 2007 Performance Incentive Plan (the “Plan”). The Option will have an exercise price per share equal to the closing price of the Registrant’s common stock on the hire date and will vest, subject to Mr. Ruane’s continued employment with the Registrant, as to 25% of the shares covered by the Option on the first anniversary of the Mr. Ruane’s hire date and as to the remaining 75% of the shares in daily installments over the three-year period thereafter. The offer letter further provides that the Compensation Committee will designate Mr. Ruane as an “Eligible Person” within the meaning of the Registrant’s Severance Plan adopted April 29, 2009, as amended (the “Severance Plan”). The Severance Plan provisions are summarized below.

If, within 2 years of Mr. Ruane’s hire date, he voluntarily terminates his employment without “good reason” or the Registrant terminates his employment for “cause” (as each such term is defined in the offer letter), he must reimburse the Registrant for all or a portion of his relocation benefits described above, depending on when his employment terminates.

The foregoing description of Mr. Ruane’s offer letter does not purport to be complete and is qualified in its entirety by reference to the text of the offer letter, a copy of which is filed herewith as Exhibit 10.1.

Pursuant to the Severance Plan, if Mr. Ruane’s employment with the Registrant is terminated by the Registrant without “cause,” other than in connection with a “change in control” (as each such term is defined in the Severance Plan), he will receive (1) a lump sum severance payment equal to his then-current annual base salary multiplied by his “severance multiplier,” and (2) payment by the Registrant of his premiums for continued medical and other welfare benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a number of months determined by multiplying his severance multiplier by twelve. The severance multiplier for Mr. Ruane is one (1).

If, during the term of the Severance Plan, Mr. Ruane’s employment with the Registrant is terminated by the Registrant without cause or by Mr. Ruane for “good reason” within 90 days before, or within two years after, the occurrence of a “change in control” of the Registrant, then, in lieu of the benefits described above, Mr. Ruane will receive (1) a lump sum severance payment equal to the sum of (a) his then-current annual base salary multiplied by his “change in control severance multiplier” plus (b) his target bonus for the year in which the termination occurs (or, if he does not have a target bonus opportunity for such year, the average annual cash bonus paid to him for the three preceding fiscal years), (2) payment by the Registrant of his premiums for continued medical and other welfare benefits pursuant to COBRA for a number of months determined by multiplying his change in control severance multiplier by twelve, and (3) to the extent any equity awards granted to Mr. Ruane prior to the change in control remain outstanding and unvested, full accelerated vesting of such awards, with a six-month extension of the period to exercise stock options, stock appreciation rights or similar awards (provided that no award will be exercisable beyond its term). The change in control severance multiplier for Mr. Ruane is one (1). Mr. Ruane’s right to receive benefits under the Severance Plan is subject to his execution of a release of claims in favor of the Registrant.

The foregoing description of the Severance Plan is qualified in its entirety by reference to the text of the Severance Plan, which is filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer letter, by and between the Registrant and Tim Ruane, dated December 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2010

INSITE VISION INCORPORATED
(Registrant)

By:	/S/ LOUIS DRAPEAU
Name:	Louis Drapeau
Title:	Interim Chief Executive Officer, Vice President and Chief Financial Officer

Exhibit No.	Description

10.1	Offer letter, by and between the Registrant and Tim Ruane, dated December 1, 2010